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                  THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                         FORM 10-KSB - DECEMBER 31, 1998



                                    EXHIBITS


                                    EXHIBITS


Exhibit 21.0      Subsidiaries of the Registrant

          For the period from July 3, 1997 until June 10, 1998 the Company had one subsidiary, which was wholly owned and incorporated in the state of Delaware, College Directory Publishing, Inc. of Conshohocken, Pennsylvania.

          Effective October 14, 1998 the Company incorporated PCNA Communications Corporation in the state of Florida as a wholly owned subsidiary.

          Effective February 15, 1999 the Company incorporated Attorneys Online, Inc. in the state of Florida as a wholly owned subsidiary.